UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2013

Viggle Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35620	33-0637631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

902 Broadway 11 th Floor New York, NY	10010
(Address of principal executive offices)	(Zip code)

212-231-0092
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On January 28, 2013, Viggle issued a press release announcing certain user metrics during the first year since the launch of the Viggle application.  The press release also contained an infographic with certain metrics during the first year since the launch of the Viggle application.  A copy of the press release and accompanying infographic is attached to this Current Report on Form 8-K as Exhibit 99.1.

Since our launch and through January 26, 2013, 1,946,433 users have registered for our app, of which we have deactivated 134,921 for a total of 1,811,512 registered users.  Our monthly active users for the month of October, 2012 was 233,607, and our number of monthly active users in January, 2013 through January 26, 2013 was 493,475.  Monthly active users are computed by determining those users that are both registered on the Viggle app and that have earned or redeemed points, other than points received for registering for the Viggle app, in the particular month.  As of January 26, 2013, our members have checked-in to 151,620,602 TV programs.  Users have spent an average of 74 minutes of active time within the Viggle app per session. As of January 26, 2013, users have checked into TV programs on the Viggle application for a total of 176,768,197 hours.  The number of hours which users have checked into TV programs on the Viggle application does not reflect all time that users have spent in the application because users could be doing other activities within the application without being checked into a TV program.  Users have redeemed a total of 1,386,938 rewards.  On January 13, 2013, we had 869,914 check-ins through audio verification.

Item 9.01    Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

 (d)           Exhibits.

99.1	Press release issued January 28, 2013 announcing certain user metrics as of January 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viggle Inc.

Date: January 28, 2013	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release issued January 28, 2013 announcing certain user metrics as of January 26, 2013.